UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

SOUTHLAND HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-52359	20-0340136
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2344 Woodridge Avenue, Kingsport, Tennessee 37664

(Address of Principal Executive Offices) (Zip Code)

(423) 247-9560

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01	Regulation FD Disclosure.

The information furnished on Exhibit 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Paladin owns 25% of Southland Health Services, Inc. (Southland). Southland update regarding cessation of all ambulance operations. Southland operates under the trade name “Emergystat”. As of 12:00AM CST on January 23, 2008, Southland’s professional and liability insurance was cancelled due to the Company’s inability to make a required payment in the amount of $182,000. As a result of this, Southland suspended all ambulance operations in Mississippi, Alabama, Georgia, Tennessee, Virginia and Florida. Southland’s license to operate in these states has been suspended pending resolution of this matter. Southland worked with the various State Emergency Medical Services offices for a transition of services to other existing providers. In an effort to preserve patient care and prevent a catastrophic disruption in service, Southland volunteered to its competitors, the use of the Company trucks, supplies, and other resources including dispatch to the other providers on a temporary basis. As well as, many of the Company’s employees were transferred to competitors’ payroll at midnight to assure continuity.

Several activities contributed to this problem. The successful efforts by GE Capital to block payments of mandatory services provided to Sulligent, a subsidiary of Southland, which included: dispatch, billing, and other required services reduced cash flow by an estimated $300,000. Instead of being available on an earned basis, this approximate $300,000 set idle in Sulligent Cash Account. Additionally, Southland was notified on the cancellation date, by the processor for Medicare payments, that their system flaws caused weekly payments to be suspended and as a consequence Southland had not received payment since January 4, 2008. The processor had been contacted several times during the month but only on January 23, 2008 did it notify Southland of its systems error. During this interim period, January 4 thru January 23, the processor reported to the Company that its checks had been written and forwarded, the information included: check number, check date, and check amount. There is currently over $200,000 due from this Medicare processor, which was more than sufficient to have paid the liability insurance. Management offers no assurances as to the success of these efforts.

Southland is working with all parties involved to see that the communities and families have the services they need. Southland is attempting to obtain emergency payment from Medicare and seek a financing solution to have the insurance reinstated. Once reinstated, the Company will work with the various State Health Departments on its licensing and operations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated January 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHLAND HEALTH SERVICES, INC.

By:	/s/ Larry N. Lunan
Name:	Larry N. Lunan
Title:	Chief Executive Officer

Dated: January 28, 2008